Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Veru Inc. of our report dated December 5, 2022, relating to the consolidated financial statements, of Veru Inc., appearing in the Annual Report on Form 10-K of Veru Inc. for the year ended September 30, 2022.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Chicago, Illinois
May 12, 2023

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